Amendment No. 5
                                       to
                              Employment Agreement

     This Amendment No. 5 dated as of April 26, 1996 to the Employment Agreement (the "Employment Agreement"), as amended, dated as of December 27, 1993 between Allegro New Media, Inc., a Delaware corporation (the "Company") and Barry A. Cinnamon, residing at 121 Norwood Avenue, Upper Montclair, New Jersey 07043 (the "Employee").

     WHEREAS, the Company and the Employee entered into the Employment Agreement and now desire to modify certain of the terms and provisions thereof;

     NOW, THEREFORE, it is agreed as follows:

     1.   The Employment Agreement is hereby amended as follows:

     (a) A new paragraph (j) shall be added to section 4, at the end thereof, to be and read as follows:

     "(j) In the event that the Company executes and delivers a letter of intent to acquire all of the issued and outstanding capital stock of Serif, Inc. and Serif (Europe), Ltd., 200,000 shares of Common Stock then remaining in escrow hereunder shall be released from escrow and delivered to the Employee not later than five (5) days after such event."

     2. All capitalized terms used herein, unless otherwise defined herein, are used herein as defined in the Employment Agreement. Except as expressly provided herein, all terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.


                                    ALLEGRO NEW MEDIA, INC.

                                    By:/s/Mark E. Leininger
                                       Mark E. Leinginger
                                       Vice President


                                       /s/Barry A. Cinnamon
                                       Barry A. Cinnamon